                                                                       EX-99.i.1

                       Stradley Ronon Stevens & Young, LLP
                            2600 One Commerce Square
                           Philadelphia, PA 19103-7098
                                 (215) 564-8000

Direct Dial: (215) 564-8198

                                October 17, 2007

UMB Scout Funds
1010 Grand Boulevard
Kansas City, Missouri  64106
Attn: Constance E. Martin

         Re:  Legal Opinion-Securities Act of 1933

Ladies and Gentlemen:

     We have examined the Agreement and Declaration of Trust (the "Declaration")
of UMB Scout Funds (the "Fund"),  a series  statutory  trust organized under the
Delaware  Statutory  Trust Act, the By-Laws of the Fund, all as amended to date, and the various pertinent corporate  proceedings we deem material.  We have also examined the Notification of Registration and the Registration  Statements filed on behalf of the Fund under the Investment  Company Act of 1940, as amended (the
"Investment  Company  Act") and the  Securities  Act of 1933,  as  amended  (the
"Securities  Act"),  all as  amended  to date,  as well as  other  items we deem material to this opinion.

     The Fund is authorized by the  Declaration to issue an unlimited  number of shares of  beneficial  interest,  all  without  par value and,  consistent  with authority  contained  in the  Declaration,  the Fund's  Board of  Trustees  (the
"Board") has established and designated  shares of the UMB Scout Stock Fund, UMB
Scout Growth Fund, UMB Scout Small Cap Fund, UMB Scout  International  Fund, UMB
Scout Bond Fund,  UMB Scout  Money  Market Fund - Federal  Portfolio,  UMB Scout
Money Fund - Prime  Portfolio,  UMB Scout  Tax-Free Money Market Fund, UMB Scout
Mid Cap Fund and UMB  Scout  International  Discovery  Fund  series  of the Fund
(collectively, the "Series"), and has allocated an unlimited number of shares to the Series.  The Declaration also empowers the Board to designate any additional series or classes and allocate shares to such series or classes.

     The Fund has filed with the U.S.  Securities  and  Exchange  Commission,  a registration statement under the Securities Act, which registration statement is deemed to register an indefinite  number of shares of the Series pursuant to the provisions  of Section  24(f) of the  Investment  Company  Act. You have further advised us that the Fund has filed,  and each year hereafter will timely file, a
Notice  pursuant to Rule 24f-2 under the  Investment  Company Act perfecting the registration  of the shares  sold by the Series  during  each fiscal year during which such registration of an indefinite number of shares remains in effect.

     You have also informed us that the shares of the Series have been, and will continue to be, sold in accordance  with the Fund's usual method of distributing its registered shares,  under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the
Securities Act.

     Based upon the foregoing  information and examination,  so long as the Fund remains  a  valid  and  subsisting  entity  under  the  laws  of  its  state  of organization, and the registration of an indefinite number of shares of a Series remains  effective,  the  authorized  shares of that  Series when issued for the consideration  set by the Board  pursuant  to the  Declaration,  and  subject to compliance  with  Rule  24f-2,  will be  legally  outstanding,  fully-paid,  and non-assessable  shares,  and the holders of such shares will have all the rights provided for with respect to such holding by the Declaration and the laws of the
State of Delaware.

     We hereby consent to the use of this opinion,  in lieu of any other,  as an exhibit to the  Registration  Statement of the Fund,  along with any  amendments thereto,  covering  the  registration  of the  shares  of the  Series  under the
Securities Act and the applications,  registration statements or notice filings, and amendments  thereto,  filed in accordance  with the  securities  laws of the several states in which shares of the Series are offered, and we further consent to  reference  in the  registration  statement of the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                          Very truly yours,

                                          STRADLEY, RONON, STEVENS & YOUNG, LLP

                                          BY:    /s/ Michael P. O'Hare
                                                 Michael P. O'Hare, Partner